PROMISSORY NOTE


322,000.00
March 31st, 1999


         FOR VALUE RECEIVED, American Resources and Development Company, a Utah corporation, ("Debtor") promise to pay to the order of George H. Badger, Trustee, at 550 Northmont Way, Salt Lake City, UT 84103 ("Payee"), or at such other place as Payee shall have designated to Debtor in writing, the principal sum of Three Hundred Twenty Two Dollars ($322,000), or so much as may be outstanding, together with interest on the unpaid principal balance at the rate of thirteen and one half percent (13.5%) per annum from the date hereof until paid in full. Sums due under this Note shall be payable as follows:

         Debtor shall pay Five Thousand Dollars ($5,000) on the first day of each month commencing May 1st, 1999, and continuing on file first of each month thereafter to and including September 1st, 2000. The principal, and any remaining interest shall be paid in full on or before September 15th, 2000. All pavments will be credited first to interest and then to principal.

         Debtor will pay an additional Thirty Dollars ($30) per day for each day any payment is delinquent. In addition to the late payment penalty, Payee may, at its option, and upon default of Debtor, take any or all of the following actions; (a) declare the entire unpaid principal balance due under this Note, together with all accrued unpaid interest, fees and costs thereon, immediately due and payable, without notice; (b) sell all remaining shares of Golf Communities of America stock that have been pledged to secure this note; Payee may hire or pay someone else to help collect this Note if Debtor does not pay, which sums Debtor will reimburse to Payee. Such reimbursable sums include, subject to any limits under applicable law, Payee's reasonable attorney's fees and legal expenses whether or not there is a lawsuit, including reasonable attorney's fees and legal expenses for bankruptcy proceedings, (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Payee may also take any other actions allowed by law or under this Note and the other agreements relating to the indebtedness.

         All payments received under this Note shall be made in the form of lawful money of the United States of America.

         This Note may be prepaid by Debtor, in whole or in part, without premium or penalty. All prepayments shall first be applied to accrued interest and then to the unpaid principal balance hereof.

         Debtor will be in default if any of the following happens: (a) Debtor fails to make any payment when due and the sum of all payments made by Debtor and all proceeds from the sale of Golf Communities of America stock is less than the sum of all payments owed under the terms of this note; provided however, Debtor will not be excused from making the Thirty Dollars ($30.00) per day penalty payment if the $5,000 monthly payment is not received on or before the fast of each month; (b) Debtor break any promise Debtor have made to Payee, or Debtor fails to perform promptly at the time and strictly in the manner provided in this Note or any agreement related to this Note, or in any other agreement or loan Debtor have with Payee, (c) any representation or statement made or furnished to Payee by Debtor or on Debtor's behalf is false or misleading in any material respect; (d) Debtor becomes insolvent, a receiver is appointed for any part of either Debtor's property, Debtor makes an assignment for the benefit of creditors, or any proceeding is commenced either by Debtor or against either Debtor and/or its subsidiaries, under any bankruptcy or insolvency laws; (e) any creditor tries to take any of either Debtor's and/or its subsidiaries property on or in which Payee has a lien or security interest. Upon default, Payee shall have all remedies available to it at law or in equity.

         If Payee retains an attorney for collection of this Note, or if any suit or proceeding is brought for the recovery or protection of all or any part of the indebtedness evidenced by this Note, then Debtor agrees to pay on demand all costs and expenses of the suit or proceeding, or any appeal thereof, incurred by Payee, including, without limitation, reasonable attorney's fees.

         Debtor waives presentment, notice of dishonor, notice of acceleration and protest, and assents to any extension of time with respect to any payment or other fight under this Note shall operate as a waiver of any other payment or fight.

         This Note shall be governed by and construed pursuant to the laws of the State of Utah (excluding conflicts of law provisions). Debtor agrees that the courts of the State of Utah shall have exclusive jurisdiction over any disputes relating to this Note. Debtor consents to venue in the courts of the State of Utah.

         This note is secured by 286,500 shares of Common Stock of Golf Communities of America, Inc. (CLUB), 231,500 which are now held by Payee, and 75,000 additional shares which are to be delivered concurrent with the signing of this note. Debtor agrees that Payee may sell said shares at his discretion; provided however, Payee shall send Debtor a copy of each brokerage confirmation of all shares sold. All moneys received from the sale of said shares hall be credited first to interest and then to principal. The Five Thousand Dollar ($5,000) monthly payments are to be made each month regardless of the number of shares that may, or may not be sold. All shares remaining after payment in full of this note are to be returned to Debtor.

                                       American Resources & Development Company

                                       /s/Will Papenfuss, President

                                       /s/Tim Papenfuss, Secretary/Treasurer